EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Net income of $3.3 million for the first quarter of 2024 compared to a net loss of $5.1 million for the same period in 2023
•Adjusted EBITDA of $30.4 million for the first quarter of 2024 and maintains full year adjusted EBITDA guidance of $116.1 million
•Total adjusted leverage of 3.81 times as of March 31, 2024
•Declares quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, April 17, 2024 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the first quarter of 2024.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “The Partnership had a strong quarter resulting in adjusted EBITDA of $30.4 million compared to guidance of $31.6 million. Demand in both the marine and land transportation divisions remain robust leading to outperformance in the transportation segment when compared to our forecast. However, lower than forecasted margins in our fertilizer and lubricants businesses, along with extended Gulf Coast refinery turnarounds resulting in lower sulfur receipts into our system, negatively impacted results as compared to first quarter projections. However, current strength in our land and marine transportation divisions should result in meeting our annual adjusted EBITDA guidance of $116.1 million."

“For the quarter, growth capital expenditures totaled $6.2 million with $4.8 million for improvements at the Plainview facility related to the DSM Semichem Joint Venture. Maintenance capital expenditures were $11.2 million for the quarter including $5.3 million in refinery turnaround costs. These higher than historical quarterly capital expenditures contributed to our adjusted leverage increasing slightly from 3.75 times at December 31, 2023, to 3.81 times at March 31, 2024.”

FIRST QUARTER 2024 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Adjusted EBITDA, After Giving Effect to the Exit of the Butane Optimization Business ($M)		Adjusted EBITDA ($M)
	Three Months Ended March 31,
	2024	2023	2024	2023	2024	2023
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Terminalling and Storage	$3.7	$3.1	$9.0	$9.1	$9.0	$9.1
Transportation	9.8	9.4	13.2	13.2	13.2	13.2
Sulfur Services	3.7	4.6	6.7	7.2	6.7	7.2
Specialty Products	4.5	4.6	5.4	5.2	5.4	(3.7)
Unallocated Selling, General and Administrative Expense	(3.8)	(4.2)	(3.8)	(4.1)	(3.8)	(4.1)
	$17.9	$17.5	$30.4	$30.6	$30.4	$21.7

Terminalling and storage adjusted EBITDA decreased $0.1 million, reflecting increased operating expenses across our divisions, offset by higher throughput in our shore-based terminals division.

Transportation adjusted EBITDA was consistent with the first quarter of 2023 at $13.2 million, reflecting increased transportation rates in our marine transportation division and higher mileage in our land transportation division. These increases were offset by lower transportation rates and increased operating expenses in our land transportation division.

Sulfur services adjusted EBITDA decreased $0.5 million, primarily reflecting lower margins in our molten sulfur divisions coupled with decreased sulfur prilling fees as a result of Gulf Coast refinery turnarounds, offset by increased fertilizer sales volume.

Specialty products adjusted EBITDA, after giving effect to the exit of the butane optimization business, increased $0.2 million, reflecting improved margins in our NGL marketing and grease divisions, offset by lower sales volume and higher product costs in our lubricants business.

Unallocated selling, general, and administrative expense decreased $0.3 million, reflecting reduced employee-related expenses and professional fees.

CAPITALIZATION

	March 31, 2024	December 31, 2023
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due February 2027 [1]	$50.0	$42.5
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$450.0	$442.5

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$175.0	$175.0
Revolving Credit Facility - Available Liquidity	$101.4	$109.0
Total Adjusted Leverage Ratio [2]	3.81x	3.75x
Senior Leverage Ratio [2]	0.42x	0.36x
Interest Coverage Ratio [2]	2.21x	2.19x

1 The Partnership was in compliance with all debt covenants as of March 31, 2024 and December 31, 2023.
2 As calculated under the Partnership's revolving credit facility.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Adjusted EBITDA, After Giving Effect to the Exit of the Butane Optimization Business	Net Cash Provided by Operating Activities	Distributable Cash Flow	Revenues

Three Months Ended March 31, 2024	$3.3	$0.08	$30.4	$30.4	$10.1	$5.6	$180.8
Three Months Ended March 31, 2023	$(5.1)	$(0.13)	$21.7	$30.6	$49.3	$9.5	$244.5

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the first quarter 2024 to the Partnership's adjusted EBITDA guidance for the first quarter 2024.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended March 31, 2024. The distribution is payable on May 15, 2024 to common unitholders of record as of the close of business on May 8, 2024. The ex-dividend date for the cash distribution is May 7, 2024.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

Investors' Conference Call

Date: Thursday, April 18, 2024
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the First Quarter 2024 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners LP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X (formerly known as Twitter).

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and adjusted EBITDA. We define adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable cash flow and adjusted free cash flow. We define distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

We define adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), Net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
ir@martinmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Cash	$54	$54
Accounts and other receivables, less allowance for doubtful accounts of $511 and $530, respectively	58,019	53,293
Inventories	41,410	43,822
Due from affiliates	6,035	7,924
Other current assets	10,466	9,220
Total current assets	115,984	114,313

Property, plant and equipment, at cost	928,934	918,786
Accumulated depreciation	(622,392)	(612,993)
Property, plant and equipment, net	306,542	305,793

Goodwill	16,671	16,671
Right-of-use assets	58,267	60,359
Deferred income taxes, net	10,526	10,200
Other assets, net	4,087	2,039
Total assets	$512,077	$509,375

Liabilities and Partners’ Capital (Deficit)
Trade and other accounts payable	$58,995	$51,653
Product exchange payables	253	426
Due to affiliates	6,002	6,334
Income taxes payable	1,715	652
Other accrued liabilities	26,057	41,499
Total current liabilities	93,022	100,564

Long-term debt, net	430,024	421,173
Operating lease liabilities	43,606	45,684
Other long-term obligations	6,921	6,578
Total liabilities	573,573	573,999

Commitments and contingencies
Partners’ capital (deficit)	(61,496)	(64,624)
Total liabilities and partners' capital (deficit)	$512,077	$509,375

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Terminalling and storage *	$22,517	$20,858
Transportation *	58,307	55,723
Sulfur services	3,477	3,358
Product sales: *
Specialty products	66,325	132,269
Sulfur services	30,204	32,321
	96,529	164,590
Total revenues	180,830	244,529

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	57,230	117,995
Sulfur services *	20,399	21,817
Terminalling and storage *	18	6
	77,647	139,818
Expenses:
Operating expenses *	63,934	62,745
Selling, general and administrative *	8,913	11,172
Depreciation and amortization	12,649	12,901
Total costs and expenses	163,143	226,636

Other operating income (loss), net	208	(388)
Operating income	17,895	17,505

Other income (expense):
Interest expense, net	(13,842)	(15,657)
Loss on extinguishment of debt	—	(5,121)
Other, net	16	22
Total other expense	(13,826)	(20,756)

Net income (loss) before taxes	4,069	(3,251)
Income tax expense	(796)	(1,835)
Net income (loss)	3,273	(5,086)
Less general partner's interest in net income (loss)	(65)	102
Less income (loss) allocable to unvested restricted units	(12)	16
Limited partners' interest in net income (loss)	$3,196	$(4,968)

Net income (loss) per unit attributable to limited partners - basic	$0.08	$(0.13)
Net income (loss) per unit attributable to limited partners - diluted	$0.08	$(0.13)
Weighted average limited partner units - basic	38,828,737	38,769,794
Weighted average limited partner units - diluted	38,836,165	38,769,794

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2024	2023
Revenues:*
Terminalling and storage	$18,549	$17,502
Transportation	8,601	5,511
Product Sales	129	925
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	6,573	9,510
Sulfur services	2,993	2,708
Terminalling and storage	18	6
Expenses:
Operating expenses	26,423	23,827
Selling, general and administrative	6,863	8,516

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - December 31, 2022	38,850,750	$(61,110)	$1,665	$(59,445)
Net loss	—	(4,984)	(102)	(5,086)
Issuance of restricted units	64,056	—	—	—
Cash distributions	—	(194)	(4)	(198)
Unit-based compensation	—	52	—	52
Balances - March 31, 2023	38,914,806	$(66,236)	$1,559	$(64,677)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - December 31, 2023	38,914,806	$(66,182)	$1,558	$(64,624)
Net income	—	3,208	65	3,273
Issuance of restricted units	86,280	—	—	—
Cash distributions	—	(195)	(4)	(199)
Unit-based compensation	—	54	—	54
Balances - March 31, 2024	39,001,086	$(63,115)	$1,619	$(61,496)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$3,273	$(5,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,649	12,901
Amortization of deferred debt issuance costs	766	1,675
Amortization of debt discount	600	400
Deferred income tax expense	(326)	1,177
Gain on disposition or sale of property, plant and equipment, net	(208)	388
Loss on extinguishment of debt	—	5,121
Non cash unit-based compensation	54	52
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(4,726)	6,578
Inventories	2,412	33,181
Due from affiliates	1,889	4,028
Other current assets	705	4,595
Trade and other accounts payable	7,579	(2,016)
Product exchange payables	(173)	104
Due to affiliates	(332)	(2,676)
Income taxes payable	1,063	432
Other accrued liabilities	(15,365)	(11,818)
Change in other non-current assets and liabilities	249	228
Net cash provided by operating activities	10,109	49,264

Cash flows from investing activities:
Payments for property, plant and equipment	(11,670)	(7,527)
Payments for plant turnaround costs	(5,960)	(229)
Proceeds from sale of property, plant and equipment	235	3,538
Net cash used in investing activities	(17,395)	(4,218)

Cash flows from financing activities:
Payments of long-term debt	(57,500)	(462,698)
Payments under finance lease obligations	—	(6)
Proceeds from long-term debt	65,000	431,490
Payment of debt issuance costs	(15)	(13,622)
Cash distributions paid	(199)	(198)
Net cash provided by (used in) financing activities	7,286	(45,034)

Net increase (decrease) in cash	—	12
Cash at beginning of period	54	45
Cash at end of period	$54	$57
Non-cash additions to property, plant and equipment	$2,706	$1,813

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,		Variance	Percent Change
	2024	2023
	(In thousands, except BBL per day)

Revenues	$24,285	$23,919	$366	2%
Cost of products sold	18	6	12	200%
Operating expenses	15,035	14,308	727	5%
Selling, general and administrative expenses	282	549	(267)	(49)%
Depreciation and amortization	5,395	5,599	(204)	(4)%
	3,555	3,457	98	3%
Other operating income (loss), net	102	(349)	451	129%
Operating income	$3,657	$3,108	$549	18%

Shore-based throughput volumes (gallons)	45,769	43,349	2,420	6%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues	$62,042	$61,939	$103	—%
Operating expenses	46,641	46,190	451	1%
Selling, general and administrative expenses	2,200	2,549	(349)	(14)%
Depreciation and amortization	3,476	3,762	(286)	(8)%
	$9,725	$9,438	$287	3%
Other operating income, net	106	4	102	2,550%
Operating income	$9,831	$9,442	$389	4%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,		Variance	Percent Change
	2024	2023
	(In thousands)
Revenues:
Services	$3,477	$3,358	$119	4%
Products	30,204	32,321	(2,117)	(7)%
Total revenues	33,681	35,679	(1,998)	(6)%

Cost of products sold	22,771	23,949	(1,178)	(5)%
Operating expenses	2,940	2,899	41	1%
Selling, general and administrative expenses	1,303	1,617	(314)	(19)%
Depreciation and amortization	2,982	2,677	305	11%
	3,685	4,537	(852)	(19)%
Other operating income (loss), net	—	16	(16)	(100)%
Operating income	$3,685	$4,553	$(868)	(19)%

Sulfur (long tons)	92	74	18	24%
Fertilizer (long tons)	73	61	12	20%
Total sulfur services volumes (long tons)	165	135	30	22%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,		Variance	Percent Change
	2024	2023
	(In thousands)
Products revenues	$66,346	$132,277	$(65,931)	(50)%
Cost of products sold	59,644	124,451	(64,807)	(52)%
Operating expenses	25	14	11	79%
Selling, general and administrative expenses	1,323	2,290	(967)	(42)%
Depreciation and amortization	796	863	(67)	(8)%
	4,558	4,659	(101)	(2)%
Other operating income (loss), net	—	(59)	59	100%
Operating income	$4,558	$4,600	$(42)	(1)%

NGL sales volumes (Bbls)	622	1,691	(1,069)	(63)%
Other specialty products volumes (Bbls)	80	84	(4)	(5)%
Total specialty products volumes (Bbls)	702	1,775	(1,073)	(60)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,		Variance	Percent Change
	2024	2023
	(In thousands)
Indirect selling, general and administrative expenses	$3,836	$4,198	$(362)	(9)%

`Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2024 and 2023, which represents EBITDA, adjusted EBITDA, adjusted EBITDA after giving effect to the exit of the butane optimization business, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business

	Three Months Ended March 31,

	2024	2023
	(in thousands)
Net income (loss)	$3,273	$(5,086)
Adjustments:
Interest expense	13,842	15,657
Income tax expense	796	1,835
Depreciation and amortization	12,649	12,901
EBITDA	30,560	25,307
Adjustments:
(Gain) loss on disposition or sale of property, plant and equipment	(208)	388
Loss on extinguishment of debt	—	5,121
Lower of cost or net realizable value and other non-cash adjustments	—	(9,133)
Unit-based compensation	54	52
Adjusted EBITDA	$30,406	$21,735
Adjustments:
Less: net loss associated with butane optimization business	—	(305)
Plus: lower of cost or net realizable value and other non-cash adjustments	—	9,133
Adjusted EBITDA after giving effect to the exit of the butane optimization business	$30,406	$30,563

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted EBITDA, Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended March 31,

	2024	2023
	(in thousands)
Net cash provided by (used in) operating activities	$10,109	$49,264
Interest expense [1]	12,476	13,582
Current income tax expense	1,122	658
Lower of cost or net realizable value and other non-cash adjustments	—	(9,133)
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(280)	(48,382)
Trade, accounts and other payables, and other current liabilities	7,228	15,974
Other	(249)	(228)
Adjusted EBITDA	30,406	21,735
Adjustments:
Less: net loss associated with butane optimization business	—	(305)
Plus: lower of cost or net realizable value and other non-cash adjustments	—	9,133
Adjusted EBITDA after giving effect to the exit of the butane optimization business	30,406	30,563
Adjustments:
Interest expense	(13,842)	(15,657)
Income tax expense	(796)	(1,835)
Deferred income taxes	(326)	1,177
Amortization of debt discount	600	400
Amortization of deferred debt issuance costs	766	1,675
Payments for plant turnaround costs	(5,960)	(229)
Maintenance capital expenditures	(5,202)	(6,634)
Distributable cash flow	5,646	9,460
Principal payments under finance lease obligations	—	(6)
Expansion capital expenditures	(6,231)	(757)
Adjusted free cash flow	$(585)	$8,697

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.